SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 28, 2004


                         PRG-SCHULTZ INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number: 000-28000

            GEORGIA                                    58-2213805
(State or other jurisdiction of               (IRS Employer Identification
         incorporation)                                   No.)




          600 GALLERIA PARKWAY
               SUITE 100
            ATLANTA, GEORGIA                               30339-5949
(Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number including area code: (770) 779-3900



          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     As a result of a recent change in the domestic corporate governance policy issued by Institutional Shareholder Services, Inc. ("ISS") that results in a withhold vote recommendation for any director nominee that serves as director for more than six public companies, Jacquelyn M. Ward, a director of the registrant, resigned from the board of directors effective immediately. She advised the registrant that her decision to resign was not because of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices, but was based solely on her desire to comply with this provision in the revised ISS policy.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRG-SCHULTZ INTERNATIONAL, INC.



Date: April 28, 2004                   By:  /s/ Clinton McKellar, Jr.
                                          -------------------------------------
                                                Clinton McKellar, Jr.
                                                General Counsel and Secretary